EX-31 Rule 13a-14(d)/15d-14(d) Certifications

  Re:   GSAMP Trust 2006-HE3 (the "Trust") Mortgage Pass-Through
  Certificates, Series 2006-HE3, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2006 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as Depositor, Litton Loan Servicing LP, as a Servicer, Select Portfolio Servicing, Inc., as a Servicer, Avelo Mortgage, L.L.C., as a Servicer, J.P. Morgan Trust Company, National Association, as a Custodian, U.S. Bank National Association, as a Custodian, Deutsche Bank National Trust Company, as a Custodian, LaSalle Bank National Association, as Trustee, and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2006-HE3.

  I, Michelle Gill, certify that:

  1. I have reviewed this annual report on Form 10-K/A ("Annual Report"), and all reports on Form 10-D (collectively with this Annual Report, the "Reports") required to be filed in respect of period covered by this Annual Report, of the Trust;

  2. Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

  3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this Annual Report is included in the Reports;

  4. Based on my knowledge and the compliance statements required in this Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, each Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

  5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria required to be included in this Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this Annual Report, except as otherwise disclosed in this Annual Report. Any material instances of non-compliance described in such reports have been disclosed in this Annual Report.

     In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
     LaSalle Bank National Association as Trustee, Select Portfolio Servicing, Inc. as Servicer, Wells Fargo Bank, N.A., as Master Servicer and Wells Fargo Bank, N.A., as Securities Administrator.


     Dated:  June 30, 2008

     /s/ Michelle Gill
     Michelle Gill, Vice President
     (senior officer in charge of securitization of the depositor)